Exhibit 10.2

Commercial Paper Dealer Agreement

4(a)(2) Program

Between:

EXPRESS SCRIPTS HOLDING COMPANY, as Issuer

and

[                         ], as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement, dated as of hereof, between the Issuer and [                        ], as Issuing and Paying Agent

Dated as of

October 27, 2017

Commercial Paper Dealer Agreement

4(a)(2) Program

This COMMERCIAL PAPER DEALER AGREEMENT (the “Agreement”), dated as of October 27, 2017, sets forth the understandings between the Issuer and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

The obligations of the Issuer under the Notes and this Agreement will be unconditionally guaranteed by each Subsidiary Guarantor, pursuant to a subsidiary guaranty that will be substantially in the form of Exhibit D hereto (as the same may be amended or modified in accordance with the terms thereof and as in effect from time to time, the “Guaranty”).

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.

1.1	While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein and sold by the Issuer in reliance on the representations, warranties, covenants and agreements of the Dealer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2	So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3	The Notes shall be in a minimum denomination of $250,000 and integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto, the Private Placement Memorandum, a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4	The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form attached to the Issuing and Paying Agent Agreement.

1.5	If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer shall reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6	The Dealer and the Issuer hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)	Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors or (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)

No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, the Issuer shall not, and shall not permit any Subsidiary Guarantor to, issue any press release, make any other statement to any member of the press making reference to the Notes, the offer or sale of the Notes, the Guaranty or this Agreement or place or publish any “tombstone” or other advertisement relating to the Notes, the Guaranty or the offer or sale thereof. Notwithstanding the foregoing, (i) any publication by the Issuer of a notice in accordance with Rule 135c under the Securities Act shall not be deemed to constitute general solicitation or general advertising hereunder and shall not require prior written approval of the Dealer (provided that the Issuer shall provide a copy thereof to the Dealer prior to publication) and (ii) the Issuer shall be permitted to make such filings with the SEC that the Issuer reasonably determines are required to comply with Section 13 or 15(d) of the Exchange Act, provided, however, that, unless otherwise prohibited by applicable securities laws, the Issuer shall: (i) omit the name of the Dealer from any publicly available filing by the Issuer or such Subsidiary Guarantor that makes reference to the Notes, the offer or sale of the Notes, this Agreement or the Guaranty and (ii) redact the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, the Issuer shall not post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Notes.

(d)	No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)	Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)	The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer may be obtained.

(g)	The Issuer agrees, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish, upon request and at its expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)	In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall promptly notify the Dealer (by telephone, confirmed in writing, or electronic mail) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)	The Issuer represents that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer agrees that, if it shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	The Issuer hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)	The Issuer hereby confirms to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor any person other than the Authorized Dealers referred to in Section 1.2 hereof (collectively, the “Authorized Dealers”) acting on behalf of the Issuer has offered or sold any Notes, or any substantially similar security of the Issuer (including, without limitation, medium-term notes issued by the Issuer), to, or solicited offers to buy any such security from, any person other than the Authorized Dealers. The Issuer also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by one or more of the Authorized Dealers as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any person other than one or more of the Authorized Dealers (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than one or more of the Authorized Dealers, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. The Issuer hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or some other party or parties.

(b)	The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

2.	Representations and Warranties of the Issuer.

The Issuer represents and warrants with respect to itself and each Subsidiary Guarantor, as applicable, that:

2.1	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agent Agreement. Each Subsidiary Guarantor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under the Guaranty.

2.2	This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.3	The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4	The Guaranty has been duly authorized, executed and delivered by each Subsidiary Guarantor and constitutes the legal, valid and binding obligations of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.5	Assuming compliance by the Dealer with the procedures set forth in this Agreement, the offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes or the Guaranty under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes or the Guaranty is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.6	The Notes rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the obligations of the Guarantors under the Guaranty will rank at least pari passu with all other unsecured and unsubordinated indebtedness of each Subsidiary Guarantor.

2.7	Assuming compliance by the Dealer with the procedures set forth in this Agreement, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes or the Issuing and Paying Agent Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.8

Neither the execution and delivery by the Issuer and the Subsidiary Guarantors of this Agreement, the Issuing and Paying Agent Agreement and the Guaranty, as applicable, nor the issuance of the Notes in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or such Subsidiary Guarantor, as applicable, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, or (ii) violate or result in a breach or a default under any of the terms of the Issuer’s or such Subsidiary Guarantor’s charter documents or by-laws, any contract or instrument to which the Issuer or such Subsidiary Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or such Subsidiary Guarantor is subject or by which it or its property is bound, which breach or default could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement or of such Subsidiary Guarantor to perform its obligations under the Guaranty.

2.9	There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any of its subsidiaries (other than that which is disclosed in the Company Information) which could be reasonably expected to result in a material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement or of a Subsidiary Guarantor to perform its obligations under the Guaranty.

2.10	Neither the Issuer nor any Subsidiary Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.11	Neither the Private Placement Memorandum nor the Company Information (in each case, other than the Dealer Information) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to any such information consisting of projections, forecasts and other forward-looking statements with respect to the Issuer or any of its subsidiaries (collectively, the “Projections”), the Issuer represents only that any such Projections will be prepared based upon good faith assumptions believed by it to be reasonable at the time delivered (it being understood that such Projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Issuer and its subsidiaries, that no guarantee or other assurance can be given that any Projections will be realized, and that actual results may differ from Projections and such difference may be material).

2.12	Neither the Issuer nor any of its subsidiaries nor any director, officer, nor to the Issuer’s knowledge, any agent, employee or affiliate of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act of 2010 or similar law of any other relevant jurisdiction. The Issuer and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

2.13	The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Issuer and its subsidiaries and, so far as the Issuer is aware, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

2.14	None of the Issuer, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State; and the Issuer will not directly or indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, any joint venture partner or any other person or entity, for the purpose of financing the activities of any person or entity, or in any country or territory (including Cuba, Iran, Crimea, Syria and North Korea), that, at the time of such financing, is the subject of any U.S. sanctions administered or enforced by the United States (including any sanctions administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce).

2.15	Each Subsidiary Guarantor will receive financial benefits from the issuance of the Notes by the Issuer and such Subsidiary Guarantor’s issuance of the Guaranty in respect of the Notes.

2.16	Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the financial condition or operations of the Issuer which has not been disclosed to the Dealer in writing prior to the date of such issuance in accordance with Section 3.2 and (iv) the Issuer is not in default of any of its obligations hereunder, under the Notes or the Issuing and Paying Agent Agreement and no Subsidiary Guarantor is in default of any of its obligations under the Guaranty.

3.	Covenants and Agreements of Issuer.

The Issuer covenants and agrees that:

3.1	The Issuer shall give, or shall cause the Subsidiary Guarantors to give (as applicable), the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of (i) any amendment to, modification of or waiver with respect to, the Notes, the Issuing and Paying Agent Agreement or the Guaranty, including a complete copy of any such amendment, modification or waiver and (ii) the addition of an Additional Guarantor pursuant to Section 3.11 of the Guaranty or the occurrence of any Guarantor Release pursuant Section 3.12 of the Guaranty.

3.2	Upon the occurrence of any adverse change in the Issuer’s financial condition or operations or any other development in relation to the Issuer that would be material to holders of Notes or potential holders of Notes (including any public announcement of any downgrading in the rating assigned to any of the Issuer’s securities by any nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) which the Issuer has engaged to maintain a rating of the Notes), the Issuer shall promptly, and in any event prior to any issuance of Notes subsequent to the occurrence of any such change or development, notify the Dealer (by telephone, confirmed in writing, or electronic mail) of the occurrence of such change or development; provided, that to the extent such notification would involve the disclosure of material non-public information, such notification shall be required only to disclose the existence of any such change or development, and shall not be required to disclose the details of, or any further information of any kind relating to, such change or development. For the avoidance of doubt, the Issuer shall be deemed to have met the requirements of this Section 3.2 if the Issuer notifies the Dealer that the Issuer has made information regarding any such change or development publicly available through filings with the SEC that are accessible through EDGAR and identifies such filings.

3.3	The Issuer shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer to any national securities exchange or rating agency, regarding (i) the Issuer’s operations and financial condition, (ii) the due authorization and execution of the Notes and (iii) the Issuer’s ability to pay the Notes as they mature; provided, that, the Issuer shall have no obligation to furnish any material non-public information or information it is required to keep confidential or that is otherwise included in Company Information described in clause (i), (ii) or (iii) of the definition thereof.

3.4	The Issuer will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5	The Issuer will not be in default of any of its obligations hereunder, under the Notes or under the Issuing and Paying Agent Agreement, and no Subsidiary Guarantor will be in default of any of its obligations under the Guaranty, at any time that any of the Notes are outstanding.

3.6	The Issuer shall not issue Notes hereunder until the Dealer shall have received:

(a)	an opinion of counsel to the Issuer and the Subsidiary Guarantors, addressed to the Dealer, reasonably satisfactory in form and substance to the Dealer;

(b)	copies of the executed Issuing and Paying Agent Agreement and the executed Guaranty, each as then in effect;

(c)

a copy of resolutions adopted by the Board of Directors (or similar body, as applicable) of the Issuer and each Subsidiary Guarantor, reasonably satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer or such Subsidiary Guarantor, as applicable, authorizing execution and delivery by (i) the Issuer of this Agreement, the Issuing and Paying

Agent Agreement and the Notes and (ii) such Subsidiary Guarantor of the Guaranty, and consummation by the Issuer and such Subsidiary Guarantor of the transactions contemplated hereby and thereby;

(d)	a certificate of the secretary, assistant secretary or other designated officer of the Issuer and each Subsidiary Guarantor certifying as to (as applicable) (i) the Issuer’s organizational documents, and attaching true, correct and complete copies thereof and (ii) the incumbency of the officers of (A) the Issuer authorized to execute and deliver this Agreement, the Issuing and Paying Agent Agreement, the Master Note and to deliver the Notes, and take other action on behalf of the Issuer in connection with the transactions contemplated thereby and (B) such Subsidiary Guarantor authorized to execute and deliver the Guaranty, and take other actions on behalf of such Subsidiary Guarantor in connection with the transactions contemplated thereby;

(e)	prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantors, the Issuing and Paying Agent and DTC and of the executed master note;

(f)	prior to the issuance of any Notes in physical form, a copy of such form;

(g)	confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes; and

(h)	such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7	The Issuer shall reimburse the Dealer for all of the Dealer’s reasonable and documented out-of-pocket expenses related to this Agreement, including reasonable expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and for the reasonable and documented fees and out-of-pocket expenses of the Dealer’s external counsel.

3.8	The Issuer shall not file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.

3.9	The Issuer shall cause any of its subsidiaries that is not a Subsidiary Guarantor to become an Additional Guarantor under the Guaranty in accordance with Section 3.11 thereof if such subsidiary becomes a borrower, issuer or guarantor under, or grants any lien to secure any obligation pursuant to, the Issuer Credit Agreement. The Issuer shall deliver, or shall cause such subsidiary to deliver, the counterpart to the Guaranty executed by such subsidiary promptly, but in no event after the second (2nd) business day, following the date on which such subsidiary became a borrower, issuer or guarantor under, or granted a lien to secure any obligation pursuant to, the Issuer Credit Agreement.

3.10	Each Subsidiary Guarantor shall provide written notice to the Dealer as soon as practicable if such Subsidiary Guarantor or the Issuer (i) requests that such Subsidiary Guarantor be released as a guarantor under the Guaranty or (ii) enters into an agreement, the effect of which would be to effect a Guarantor Release (as defined in the Guaranty) in respect of such Subsidiary Guarantor, and shall provide written notice to the Dealer of the actual occurrence of such Guarantor Release promptly after the effectiveness thereof.

4.	Disclosure.

	4.1	The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

	4.2	The Issuer agrees to promptly furnish the Dealer the Company Information as it becomes available; provided that any Company Information publicly filed with the SEC shall be deemed to have been delivered to the Dealer upon such Company Information being publicly accessible through EDGAR.

	4.3	(a)	The Issuer further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer that would cause the Company Information (other than Dealer Information included in the Private Placement Memorandum) then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided that to the extent that such notification would involve the disclosure of material non-public information, such notification shall be required only to disclose the existence of the occurrence of any such event, and shall not be required to disclose the details of, or any further information of any kind relating to, the occurrence of any such event. The Dealer agrees to promptly (i) suspend offers and sales of the Notes upon receipt of such notice unless and until the Issuer supplements or amends the Private Placement Memorandum in accordance with Section 4.3(b) and (ii) notify the Issuer if the Dealer is then holding any Notes in its inventory.

		(b)	In the event that the Issuer gives the Dealer notice pursuant to Section 4.3(a) and the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer agrees to either (i) purchase all of the Notes then in the Dealer’s inventory at a purchase price equal to either (x) in the case of an interest-bearing Note, the principal amount thereof plus accrued and unpaid interest thereon or (y) in the case of a Note issued on a discount basis, the face amount thereof discounted on a ratable basis based on the discount rate applicable to the Notes in relation to the original term or (ii) promptly supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer shall make such supplement or amendment available to the Dealer.

		(c)	In the event that (i) the Issuer gives the Dealer notice pursuant to Section 4.3(a), (ii) the Dealer does not notify the Issuer that it is holding any Notes in its inventory and (iii) the Issuer chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then, unless the occurrence of the event has already been publicly disclosed by the Issuer, the Dealer will not disclose such notice was given (except as permitted by the proviso below) and will maintain the confidentiality of the content of such notice (except to the extent that the Dealer shall be required to disclose such notice was given or the content of such notice pursuant to applicable law, rule or regulation or court order) and all solicitations and sales of Notes shall be suspended until such time as the Issuer has so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer; provided, that the Dealer shall be permitted to disclose to holders and prospective purchasers of the Notes who make inquiries in respect of the Issuer’s program that the Issuer is not currently issuing Notes or that the Issuer has instructed it not to offer Notes for sale.

(d)	Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of the Issuer (other than financial information included in a report described in clause (i) of the definition of “Company Information” that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), the Issuer shall review, amend and supplement the Private Placement Memorandum on a periodic basis to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.

5.	Indemnification and Contribution.

5.1	The Issuer will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees (i) arising in connection with the issuance of the Notes and caused by any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or any Subsidiary Guarantor to the Dealer for distribution to holders and potential holders of Notes included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arising out of or based upon the breach by the Issuer of any agreement, covenant or representation made in or pursuant to this Agreement, or (iii) the breach by any Subsidiary Guarantor of any agreement, covenant or representation made in or pursuant to the Guaranty; provided, however, to the fullest extent permitted by applicable law, the Dealer shall not assert, and the Dealer hereby waives, any claim against the Issuer or any Subsidiary Guarantor under clauses (ii) and (iii) of this Section 5.1, on any theory of liability, for special, indirect or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with, or as a result of, any such Claim except to the extent that any such special, indirect or punitive damages are included in a Claim based on a third-party claim for which the Dealer is otherwise entitled to indemnification hereunder. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit B to this Agreement.

5.3	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Dealer; provided, however, that such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.	Definitions.

6.1	“Additional Guarantors” has the meaning set forth in the Guaranty.

6.2	“Affiliate” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

6.3	“Authorized Dealers” shall have the meaning set forth in Section 1.7(a).

6.4	“Claim” shall have the meaning set forth in Section 5.1.

6.5	“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s and its affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, but, in the case of filings or reports of the Issuer’s affiliates, only to the extent that any such filings or reports contain information specifically related to the Issuer or its operations that (A) is not otherwise disclosed pursuant to items (i), (ii), (iv) or (v) of the definition hereof and (B) would reasonably be expected to be material to a prospective purchaser or holder of the Notes, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any written information prepared or approved by the Issuer for dissemination to investors or potential investors in the Notes.

6.6	“Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.7	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.8	“DTC” shall have the meaning set forth in Section 1.4.

6.9	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.10	“Guaranty” shall have the meaning set forth in the recitals to this Agreement.

6.11	“Guarantor Release” shall have the meaning set forth in the Guaranty.

6.12	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.13	“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.14	“Issuer Credit Agreement” means the Credit Agreement, dated April 28, 2015, by and among the Issuer, the lenders listed therein, as lenders, and Citibank, N.A., as administrative agent, as amended and restated on October 26, 2017, and as further amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time.

6.15	“Issuing and Paying Agent Agreement” shall mean the Issuing and Paying Agent Agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended, supplemented or otherwise modified from time to time.

6.16	“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.

6.17	“Master Note” shall have the meaning set forth in Section 1.4.

6.18	“Money Laundering Laws” shall have the meaning set forth in Section 2.13.

6.19	“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.20	“Notes” shall have the meaning set forth in the recitals to this Agreement.

6.21	“OFAC” shall have the meaning set forth in Section 2.14.

6.22	“Outstanding Notes” shall have the meaning set forth in Section 7.9(b).

6.23	“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.24	“Projections” shall have the meaning set forth in Section 2.10.

6.25	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.26	“Replacement” shall have the meaning set forth in Section 7.9(a).

6.27	“Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.28	“Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(a).

6.29	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.30	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.31	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

6.32	“Subsidiary Guarantor” means the subsidiaries of Issuer from time to time party to the Guaranty as “Guarantor” thereunder, which shall initially be Express Scripts, Inc. and Medco Health Solutions, Inc.

7.	General

7.1	Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions.

7.3	(a)	The Issuer agrees that any suit, action or proceeding brought by it against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan.

(b)	EACH OF THE DEALER AND THE ISSUER WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)	Each party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes.

7.4	This Agreement may be terminated, at any time, by the Issuer, upon one (1) business day’s prior notice to such effect to the Dealer, or by the Dealer upon three (3) business days’ prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer and the Dealer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5	This Agreement is not assignable by either party hereto without the written consent of the other party; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any broker-dealer affiliate of the Dealer.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7	Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Section 7.3(b) is hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8	The Issuer acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Dealer, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer or any of its affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer or any of its affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer or any of its affiliates on other matters) or any other obligation to the Issuer or any of its affiliates except the obligations expressly set forth in this Agreement, (iv) the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Dealer with respect to the subject matter hereof. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims the Issuer may have against the Dealer with respect to any breach or alleged breach of fiduciary duty.

7.9	(a)	The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).

	(b)	From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.

(c)	From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agent Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, (c) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, delivery, validity and enforceability of Notes issued pursuant to the Replacement Issuing and Paying Agent Agreement, and (y) such other matters as the Dealer may reasonably request.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY, as Issuer		[ ], as Dealer

By:		By:
	Name: Timothy A. Smith		Name:
	Title: Vice President and Treasurer		Title:

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are [ ].

2.	The addresses of the respective parties for purposes of notices under Section 7.1 of the Agreement are as follows:

For the Issuer:

Express Scripts Holding Company

Attention:            Drew Reynolds

Address:              One Express Way

                             Mailstop 2E04

                             St. Louis, MO 63121

Email address:    djreynolds@express-scripts.com

Telephone No.:   (314) 684-5278

With a copy to:

Attention:            Treasury Department

Email address:     esrxcp@express-scripts.com

Telephone No.:   (314) 684-5473

For the Dealer:

[                         ]

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

NEITHER THE NOTES NOR THE GUARANTY THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO EXPRESS SCRIPTS HOLDING COMPANY (THE “ISSUER”), THE NOTES AND THE GUARANTY, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) IT IS (i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, EITHER (1) TO THE ISSUER OR TO A PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B

Further Provisions Relating to Indemnification

(a)	The Issuer agrees to reimburse each Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b)	Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer, notify the Issuer in writing of the existence thereof; provided that (i) the omission so to notify the Issuer will not relieve the Issuer from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer of substantial rights and defenses, and (ii) the omission so to notify the Issuer will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer of the existence thereof, the Issuer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel selected by the Issuer (which counsel shall be reasonably satisfactory to such Indemnitee); provided that if the defendants in any such Claim include both the Indemnitee and the Issuer, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer, the Issuer shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the Issuer’s election so to assume the defense of such Claim, the Issuer will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer has authorized in writing the employment of counsel for the Indemnitee. Notwithstanding anything herein to the contrary, all of the Indemnitees who are party to the same Claim shall utilize the same counsel unless any such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to any other Indemnitee or Indemnitees and that representation by the same counsel would not be appropriate. The indemnity, reimbursement and contribution obligations of the Issuer hereunder shall be in addition to any other liability the Issuer may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and any Indemnitee. The Issuer agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. The Issuer shall not be liable hereunder to any Indemnitee regarding any settlement, compromise or entry of judgment with respect to any Claim unless such settlement, compromise or entry of judgment is consented to by the Issuer, which consent shall not be unreasonably withheld, conditioned or delayed.

Exhibit C

Statement of Terms for Interest – Bearing Commercial Paper Notes of Express Scripts Holding Company

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC [PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Note includes the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Note.

(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day. “London Business Day” means, a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the

“Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the CD Rate (a “CD Rate Note”), (b) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (c) the Federal Funds Rate (a “Federal Funds Rate Note”), (d) LIBOR (a “LIBOR Note”), (e) the Prime Rate (a “Prime Rate Note”), (f) the Treasury Rate (a “Treasury Rate Note”) or (g) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate

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with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the CD Rate or the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

CD Rate Notes

“CD Rate” means the rate on any Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in the source specified in the Supplement.

If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on such Interest Determination Date published under the caption specified in the Supplement in another recognized electronic source used for the purpose of displaying the applicable rate.

If such rate is not published in either the source specified on the Supplement or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market

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offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers1 in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity in the denomination of $5,000,000.

If fewer than the three dealers selected by the Calculation Agent are quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such Interest Determination Date.

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the FRB (“H.15(519)”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15(519), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.

If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters Page (as defined below) FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”) under the heading EFFECT.

[1]	Such nonbank dealers referred to in this Statement of Terms may include affiliates of the Dealer.

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If the above rate does not appear on Reuters Page FEDFUNDS1or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

“Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.

LIBOR Notes

The London Interbank offered rate (“LIBOR”) means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.

“Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks.

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan”.

If the above rate is not published in H.15(519) prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

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If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or

(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

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(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.

5. Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6. Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

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Exhibit D

Form of Guaranty

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY is entered into as of October 27, 2017 by and among THE UNDERSIGNED (each a “Guarantor,” and together with any Additional Guarantors, collectively, the “Guarantors”) in favor of and for the benefit of (i) the Dealers and (ii) the holders from time to time of the Notes (collectively, the “Beneficiaries”).

RECITALS

A.    Express Scripts Holding Company, a Delaware corporation (the “Issuer”), has entered into certain commercial paper dealer agreements and an issuing and paying agent agreement pursuant to which it intends from time to time to offer and sell unsecured short-term promissory notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Commercial Paper Program”).

B.    Each Guarantor is an Affiliate of the Issuer and will derive substantial benefits from the Commercial Paper Program.

C.    The Guarantors are willing irrevocably and unconditionally to guaranty the Issuer’s obligations under the Commercial Paper Program.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Beneficiaries to provide certain services in connection with the Commercial Paper Program or to purchase Notes issued from time to time pursuant thereto, as applicable, the Guarantors hereby agree as follows:

SECTION 1. DEFINITIONS

1.1    Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Additional Guarantor” has the meaning assigned to such term in subsection 3.12.

“Adjusted Maximum Amount” has the meaning assigned to such term in subsection 2.2(b).

“Aggregate Payments” has the meaning assigned to such term in subsection 2.2(b).

“Beneficiaries” has the meaning assigned to such term in the first paragraph of this Guaranty.

“Commercial Paper Program” has the meaning assigned to such term in the Recitals.

“Dealer” means each Person who is identified as a “Dealer” pursuant to any Dealer Agreement.

“Dealer Agreement” means each Commercial Paper Dealer Agreement identified on the attached Schedule A, as the same may be updated from time to time in accordance with subsection 3.4(c).

“Fair Share” has the meaning assigned to such term in subsection 2.2(b)

“Fair Share Shortfall” has the meaning assigned to such term in subsection 2.2(b).

“Fraudulent Transfer Law” has the meaning assigned to such term in subsection 2.2(a).

“Funding Guarantor” has the meaning assigned to such term in subsection 2.2(b).

“Guarantied Obligations” has the meaning assigned to such term in subsection 2.1.

“Guarantor” has the meaning assigned to such term in the first paragraph of this Guaranty.

“Guarantor Release” has the meaning assigned to such term in subsection 3.13.

“Guaranty” means this Subsidiary Guaranty, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Issuer Credit Agreement” has the meaning set forth in the Dealer Agreements.

“Issuing and Paying Agent” has the meaning set forth in the Dealer Agreements.

“Issuing and Paying Agent Agreement” has the meaning set forth in the Dealer Agreements.

“Notes” means each short-term promissory note of the Issuer that is issued in accordance with the Issuing and Paying Agent Agreement and paid for by the purchaser thereof in accordance with the applicable Dealer Agreement.

“Obligee Guarantor” has the meaning assigned to such term in subsection 2.7.

“payment in full”, “paid in full” or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of the Beneficiaries as required under the Program Documents.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Program Documents” means each Dealer Agreement, the Issuing and Paying Agent Agreement, this Guaranty, the Notes and any other certificates and/or agreements delivered in connection with any of the foregoing.

1.2    Interpretation.

(a)    References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

(b)    In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions contained in any other Program Document, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

2.1    Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2(a), the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a)    the principal of, and interest (if any) on, the Notes outstanding from time to time; and

(b)    each obligation of the Issuer under any Dealer Agreement, including any liability to the applicable Dealer or Indemnitees with respect to such Dealer Agreement; and

(c)    those expenses set forth in subsection 2.8.

2.2    Limitation on Amount Guarantied; Contribution by Guarantors.

(a)    Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to the Issuer or other affiliates of the Issuer to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of indebtedness of the Issuer or its subsidiaries subordinated or junior in right of payment to the Guarantied Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b)).

(b)    The Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

2.3    Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2(a), the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Issuer to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will upon demand pay, or cause to be paid, in cash, to the applicable Beneficiary or Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due to such Beneficiary or Beneficiaries, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to the Issuer, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Issuer for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to such Beneficiary or Beneficiaries.

2.4    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)    This Guaranty is a guaranty of payment when due and not of collectibility.

(b)    Any Beneficiary may enforce this Guaranty upon a default by the Issuer in the performance of its obligations under any Program Document notwithstanding the existence of any dispute between the Issuer and any Beneficiary with respect to the existence of such default.

(c)    The obligations of each Guarantor hereunder are independent of the obligations of the Issuer under the Program Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Issuer under the Program Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Issuer or any of such other guarantors and whether or not the Issuer is joined in any such action or actions.

(d)    Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if any Beneficiary is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guarantied Obligations.

(e)    Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may

(i)    renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations;

(ii)    settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;

(iii)    request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations;

(iv)    release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations;

(v)    enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Program Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Issuer or any security for the Guarantied Obligations; and

(vi)    exercise any other rights available to it under the Program Documents.

(f)    This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:

(i)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Program Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Program Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of such Program Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Program Documents or from the proceeds of any security for the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though a Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) a Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Issuer or any of its subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which the Issuer may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

2.5    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries:

(a)    any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

(b)    any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Guarantied Obligations;

(c)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)    any defense based upon any errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith of a Dealer;

(e)    (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the other Program Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any sale of Notes by or on behalf of the Issuer or of the outstanding balance of any Notes that may from time to time be outstanding and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

(g)    any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

2.6    Guarantors’ Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives, until the Guarantied Obligations shall have been indefeasibly paid in full and the Program Documents shall have been terminated or otherwise no longer be in effect, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Issuer, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Program Documents shall have been terminated or otherwise no longer be in effect, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including any such right of contribution under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Issuer, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7    Subordination of Other Obligations. Any indebtedness of the Issuer or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after a default has occurred under any Program Document shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries, to be credited and applied against the

Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

2.8    Expenses. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save each Dealer against liability for, any and all costs and expenses (including reasonable and documented fees and disbursements of external counsel) incurred or expended by any Dealer in connection with the enforcement of or preservation of any rights under this Guaranty.

2.9    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full, the Program Documents shall have been terminated or otherwise no longer be in effect and the Commercial Paper Program shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

2.10    Rights Cumulative. The rights, powers and remedies given to the Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Beneficiaries by virtue of any statute or rule of law or in any of the other Program Documents or any agreement between any Guarantor and any Beneficiary or between the Issuer and any Beneficiary. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.11    Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

(a)    So long as any Guarantied Obligations remain outstanding, no Guarantor shall commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Issuer. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer or by any defense which the Issuer may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and the Beneficiaries that the Guarantied Obligations which are guaranteed by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Guarantied Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Beneficiaries, or allow the claim of such Beneficiaries in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c)    In the event that all or any portion of the Guarantied Obligations are paid by the Issuer, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.12    Representations, Warranties and Covenants of each Guarantor.

(a)    Each Guarantor represents and warrants as to itself, on the date that it becomes a party hereto, that all representations and warranties relating to it contained in the Dealer Agreements (including, without limitation, Sections 2.1, 2.4, 2.5, 2.8, 2.9, 2.10, 2.12, 2.13, 2.14, 2.15 and 2.16 thereof) are true, correct and complete, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete on and as of such earlier date.

(b)    Each Guarantor represents and warrants as to itself, on each date on which Notes are issued pursuant to any Dealer Agreement, that all representations and warranties relating to it contained in such Dealer Agreement (including, without limitation, Sections 2.1, 2.4, 2.5, 2.8, 2.9, 2.10, 2.12, 2.13, 2.14, 2.15 and 2.16 thereof) are true, correct and complete, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete on and as of such earlier date.

(c)    Each Guarantor covenants and agrees that such Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Dealer Agreements that are required to be, or that the Issuer has agreed to cause to be, performed or observed by such Guarantor (including, without limitation, Sections 1.6(c), 3.1 and 3.5 thereof).

2.13    Information. Each Guarantor agrees that no Dealer shall have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3. MISCELLANEOUS

3.1    Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Program Documents and any increase in the size of the Commercial Paper Program.

3.2    Notices. Any communications between the Dealers and any Guarantor and any notices or requests provided herein to be given to any party hereto may be given by mailing the same, postage prepaid, or by telex, email or cable to the applicable party at its address set forth in the Program Documents or below. Any party may change its address for purposes of this Guaranty upon written notice to the other parties hereto. Any notice, request or demand to or upon any Dealer or any Guarantor shall not be effective until received.

In the case of each Guarantor:

c/o Express Scripts Holding Company

Attn:    Drew Reynolds

One Express Way

Mailstop 2E04

St. Louis, MO 63121

Email: djreynolds@express-scripts.com

Tel.:     (314) 684-5278

      with a copy to

Attn:    Treasury Department

Email:  [                    ]@express-scripts.com

Tel.:     (314) 684-5473

3.3    Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4    Amendments and Waivers.

(a)    No failure or delay by any Beneficiary in exercising any right or power hereunder or under any other Program Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Beneficiaries hereunder and under the other Program Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Program Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same (i) shall be permitted by this Guaranty and the other Program Documents and (ii) shall not have a material adverse effect on the ability of the Issuer or the Guarantors to perform their obligations under this Guaranty or the other Program Documents, as applicable. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b)    Except as otherwise permitted by this Guaranty or the other Program Documents, no amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective without the written consent of each Dealer and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(c)    Concurrent with (i) the effectiveness of any commercial paper dealer agreement entered into by the Issuer or (ii) the termination of any commercial dealer agreement described by, or incorporated by reference into, the definition of “Dealer Agreement,” the Guarantors shall execute and deliver to the Dealers an updated Schedule A that identifies the current and complete list of commercial paper dealer agreements that are “Dealer Agreements” for purposes of this Guaranty. Any such updated Schedule A shall be executed by each Guarantor and shall be effective for all purposes hereunder as of the date therein indicated.

3.5    Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

3.6    Applicable Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF) .

3.7    Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of each Dealer. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Note permitted by the Dealer Agreements, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

3.8    Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(i)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;

(iii)  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

(iv)  AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(v)  AGREES THAT EACH BENEFICIARY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION;

(vi)  AGREES NOT TO BRING ANY JUDICIAL PROCEEDING AGAINST ANY BENEFICIARY OTHER THAN IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK; AND

(vii)  AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

3.9    WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY, EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND BENEFICIARIES TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND BENEFICIARIES HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY EACH AFFECTED PARTY), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

3.10    No Other Writing. This writing is intended by the Guarantors as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

3.11    Further Assurances. At any time or from time to time, upon the request of any Dealer, Guarantors shall execute and deliver such further documents and do such other acts and things as such Dealer may reasonably request in order to effect fully the purposes of this Guaranty.

3.12    Additional Guarantors. The initial Guarantors hereunder shall be such of the subsidiaries of the Issuer as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional subsidiaries of the Issuer may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

3.13    Release of Guarantors.

(a)    A Guarantor shall be released from its obligations hereunder upon the occurrence of any of the following events (each such event, a “Guarantor Release”):

(i)  such Guarantor is no longer a borrower, issuer or guarantor under, or no longer has granted any lien to secure any obligation pursuant to, the Issuer Credit Agreement; provided, however, that if at any time following the occurrence of a Guarantor Release pursuant to this clause (i), such Guarantor shall thereafter become a borrower, issuer or guarantor under, or grant any lien to secure any obligation pursuant to, the Issuer Credit Agreement, such Guarantor’s obligations under this Guaranty shall be automatically reinstated as of the date such Guarantor became a borrower, issuer or guarantor under, or granted any lien to secure any obligation pursuant to, the Issuer Credit Agreement; and

(ii)    upon the sale, transfer or disposition of all or substantially all of the equity interests or assets of such Guarantor to another Person (other than to the Issuer or any of its subsidiaries or affiliates).

(b)    Following the occurrence of a Guarantor Release with respect to any Guarantor, such Guarantor shall be automatically and unconditionally released and discharged from all obligations under this Guaranty without any action required on the part of any other Person; provided, however such Guarantor may be reinstated as a Guarantor hereunder in accordance with subsections 2.11(c) or 3.13(a)(i); provided further, that such Guarantor shall not be so released to the extent that it shall then be in default of any of its obligations to a Beneficiary under this Guaranty.

(c)    At the expense of the applicable Guarantor, each Dealer shall execute and deliver any instruments or documentation requested by such Guarantor to evidence the release of such Guarantor from its obligations hereunder.

3.14    Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Dealers of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this Guaranty by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Guaranty.

IN WITNESS WHEREOF, the each of the undersigned has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

EXPRESS SCRIPTS, INC., as Guarantor

By:
	Name:	Timothy A. Smith
	Title:	Vice President and Treasurer

MEDCO HEALTH SOLUTIONS, INC., as Guarantor

By:
	Name:	Timothy A. Smith
	Title:	Vice President and Treasurer

Guaranty

Schedule A

1)	Commercial Paper Dealer Agreement, dated as of October 27, 2017, by and between the Issuer and [ ], as a Dealer, as the same may be amended, supplemented or otherwise modified from time to time.

2)	[ ].